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                                                                     Exhibit 5.1



                                                  February 10, 2000



Board of Directors
PTN Media, Inc.
2750 S. State Street
Ann Arbor, MI 48104

          Re:  Registration Statement on Form SB-2

Ladies and Gentlemen:


                  At your request, this letter relates to the Registration Statement on Form SB-2 filed by PTN Media, Inc. (the "Company") with the Securities and Exchange Commission on February 3, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, (the "Act") of 1,322,992 shares of the Company's Common Stock (the "Shares").


                  We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion.

                  In such examination, we have assumed without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon representations of the Company in the Registration Statement, certificates or comparable documents of officers of the Company and of public officials. Our examination of matters of law has been limited to the Delaware General Corporation Law.

                  Based on the foregoing, and subject to the qualifications stated herein, as of the date hereof, it is our opinion that when there has been compliance with the Act and the applicable state securities laws the Shares will have been duly authorized and, when issued, delivered and paid for in the manner described in the Registration Statement, will be legally issued and the Shares, when so issued, delivered and paid for will be fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                             Very truly yours,


                                             /s/ Lehman & Eilen LLP
                                             Lehman & Eilen LLP